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                                                                       EXHIBIT 5


                                 April 7, 1998


(714) 451-3800                                                     C 22453-00008

Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, CA 92612

     Re:  Registration Statement on Form S-8 for 1996 Stock Incentive Plan

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Diedrich Coffee, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 775,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), reserved for issuance under the Registrant's 1996 Stock Incentive Plan (the "Plan").

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

     On the basis of and in reliance upon the foregoing, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the shares of Common Stock being offered under the Plan, when issued and paid for in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.
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Diedrich Coffee, Inc.
April 7, 1998
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations thereunder.

                                        Very truly yours,

                                        /s/ GIBSON, DUNN & CRUTCHER LLP
                                        ---------------------------------
                                            Gibson, Dunn & Crutcher LLP